EXHIBIT 10.3

                           PURCHASE/LICENSE AGREEMENT


         This Agreement is made and entered into this 7th day of March 1997, by and between Shuffle Master, Inc., a Minnesota corporation having a principal place of business at 10901 Valley View Road, Eden Prairie, Minnesota 55344 ("Shuffle Master"), and Visual Communications Consultants, Inc. dba Advanced Gaming Concepts, a New Jersey corporation having its principal place of business at 124 Hebron Avenue, Glastonbury, Connecticut 06033 ("AGC"), and Mark Yoseloff ("Yoseloff").

         Whereas AGC and Yoseloff have certain intellectual property rights they desire to sell and or license;

         And whereas Shuffle Master wishes to purchase and or license all of AGC's intellectual property rights and certain of Yoseloff's intellectual property rights,

         Now therefore in express consideration of the above recitals, and of the mutual covenants hereinafter contained, the parties agree as follows:

         1. AGC and Yoseloff will license the intellectual property described on Exhibit A to Shuffle Master. This license granted to Shuffle Master shall be an exclusive worldwide license in perpetuity for the commercial use and any other lawful use of the property set forth on Exhibit A provided it is not used on [TEXT DELETED; CONFIDENTIAL TREATMENT REQUEST HAS BEEN MADE] platforms. This worldwide license granted by AGC and Yoseloff includes the grant to Shuffle Master of the right to sublicense the intellectual property set forth on Exhibit
A. At Shuffle Master's option, AGC and Yoseloff will sublicense the intellectual property described on Exhibit A to end users designated by Shuffle Master. AGC and Yoseloff agree to perform any and all acts and sign any and all documents necessary to transfer the intellectual property described in Exhibit A, including all license agreements and other documents deemed necessary by Shuffle Master to effect and record the transfer of the intellectual property described on Exhibit A.

         2. Shuffle Master shall purchase from AGC and AGC shall sell, transfer and assign to Shuffle Master all of AGC's rights to any and all intellectual property existing as of the date of this Agreement not already licensed pursuant to Paragraph 1 hereof, including but not limited to the intellectual property described on Exhibit B attached hereto.

         3. Transfer of AGC's remaining intellectual property described on Exhibit B attached hereto shall be by absolute assignment. The intellectual property includes all of AGC's right, title and interest in and to any patent applications, and any Letters Patent, both foreign and domestic that may or shall issue out of said intellectual property including any modifications thereof, and further include all rights under the international conventions, and Well Suited and Yoseloff do hereby authorize and request the Commissioner of Patents and Trademarks to issue any such Letters Patent to Shuffle Master all in accordance herewith. Included in the intellectual property rights transferred and assigned to Shuffle Master by AGC is the right to patent and otherwise fully exploit all of such intellectual property. Further, AGC will execute such additional writings and documents and do such additional acts as Shuffle Master, its successors and assigns may deem necessary or desirable to perfect Shuffle Master's full enjoyment, use and exploitation of the intellectual property transferred hereunder, and render all necessary assistance in making application for and obtaining original, divisional, continuation, reissued or extended Letters Patent of the United States, or of any and all foreign countries on said invention, and in enforcing any rights occurring as a result of such applications or patents, by giving testimony in any proceedings or transactions involving such applications or patents.

         4. Purchase Price and Payment. (a) the purchase price for the intellectual property described on the attached Exhibits A and B is [TEXT DELETED; CONFIDENTIAL TREATMENT REQUEST HAS BEEN MADE] payable by Shuffle Master to AGC and Yoseloff, as follows: Shuffle Master will offset AGC's and Yoseloff's obligations to pay [TEXT DELETED; CONFIDENTIAL TREATMENT REQUEST HAS BEEN MADE] to Shuffle Master.

         5. The intellectual property described on Exhibits A and B attached hereto also includes all of AGC's intellectual property rights in any inventions, discoveries, improvements, ideas, conceptions, developments, and designs whether or not patentable, all technical information relating to the intellectual property rights and further includes all of their rights relating to data processing, communications, computer software systems, programs and procedures whether subject to copyright or otherwise and includes all rights to any names and other creative ideas whether or not protected by trade name or trademark.

         6. In consideration of Shuffle Master's purchase of the patent and other intellectual property rights described herein and, further, to aid Shuffle Master in fully exploiting the value of all of such rights, Yoseloff agrees to become an employee of Shuffle Master for a period of five years and has entered into a five year employment agreement for such purpose, a copy of which is attached hereto as Exhibit C.

         7. In the event Yoseloff is requested by any gaming jurisdiction to come forward for some form of licensing and/or finding of suitability for any reason whether pursuant to his employment agreement with Shuffle Master, or any other agreement with Shuffle Master, or for any other reason, Yoseloff agrees that he will use his absolute best efforts and provide his full cooperation in obtaining such licensing or meeting any other requirement of such gaming jurisdiction. Further, in the event such gaming jurisdiction does not allow Yoseloff to become licensed or determines he does not meet any other requirement, notwithstanding Yoseloff's full cooperation and absolute best efforts to obtain same, such finding of non-licensure or other requirement shall constitute a breach of this Purchase/License Agreement as well as Yoseloff's Employment Agreement with Shuffle Master, which will give Shuffle Master at its sole option and discretion among any of its other remedies, the right to terminate this Purchase/License Agreement and Yoseloff's Employment Agreement without any further obligation to Yoseloff.

         8. In executing this Agreement, AGC and Yoseloff warrant, covenant and represent to Shuffle Master as follows:

                  A. That each has the full, right, power, authority, and privilege to enter into this Agreement;

                  B. That in entering into this Agreement each is in full compliance with all applicable laws, rules and regulations;

                  C. That AGC is the fee and absolute owner and titleholder of all, each and every statutory and common law right in and to the intellectual property described on Exhibit B attached hereto and, further, that such intellectual property does not infringe upon any patent or proprietary rights of any other party;

                  D. That AGC and Yoseloff have the full and absolute right and power to enter into the exclusive license including the right to grant Shuffle Master the right to sublicense for the commercial use of the intellectual property listed on Exhibit A provided that Shuffle Master may not sublicense intellectual property for use on any [TEXT DELETED; CONFIDENTIAL TREATMENT REQUEST HAS BEEN MADE] platforms;

                  E. That upon execution of this Agreement, AGC shall not retain any right or interest in any intellectual property listed on Exhibit B and AGC and Yoseloff shall not grant any additional license or interest in the intellectual property listed on Exhibit A to any third party, except at the request of Shuffle Master;

                  F. That AGC and Yoseloff each own and possess the absolute right and privilege to grant Shuffle Master all of the rights and entitlements which have been conveyed hereunder.

         9. In entering this Agreement Shuffle Master warrants, covenants and represents as follows:

                  A. That it is a Minnesota corporation in good standing and that it has the right, authority, power and privilege to enter into this Agreement;

                  B. That in entering into this Agreement it is in full compliance with all applicable laws, rules and regulations.

         10.
                  A. Except as otherwise provided herein, in the event of any breach of this Agreement, or any term, condition, representation, covenant, or provision thereof by either party, the other party shall notify the party in breach, in writing, of the nature and extent of the breach. The breach shall be cured within thirty (30) days of the receipt of such notice or, if the nature of the breach is such that it cannot reasonably be cured within thirty (30) days, the defaulting party shall commence action necessary to cure the breach within that period of time and diligently pursue all actions necessary to cure the breach without unnecessary delay or interruption until completed.

                  B. In the event of a breach of this Agreement by Shuffle Master which is not cured within the time period provided in Paragraph 10(A), supra, AGC and Yoseloff may pursue all remedies available to them in law or equity.

                  C. In the event of a breach of this Agreement by AGC or Yoseloff which is not cured within the time period provided in Paragraph 10(A), supra, Shuffle Master may pursue all remedies available to it in law or equity.

         11. Delivery of all notices provided for herein shall be sufficient if delivered in person or mailed, certified mail, return receipt requested, as follows:

         TO AGC/Yoseloff:                 124 Hebron
                                          Glastonbury, CT 06033

         TO AGC/Yoseloff:                 1900 Grey Eagle Street
         On and after August 1, 1997      Henderson, NV  89014

         TO SHUFFLE MASTER:               Shuffle Master, Inc.
                                          10901 Valley View Road
                                          Eden Prairie, MN  55344
                                          Attn: General Counsel

         12. The failure of any party to enforce any provision of this Agreement, or to terminate this Agreement for the breach of any terms, conditions, limitations, or restrictions herein, shall not operate thereafter as a waiver of that provision or any other provision of this Agreement, or as a waiver of the right to terminate this Agreement as set forth herein.

         13. If any provision or remedy in this Agreement is invalid under any law, such provision shall be inapplicable, and deemed omitted; however, all remaining provisions shall be given effect in accordance with the manifest intent of this Agreement, and are therefore severable from such invalid provisions.

         14. This Agreement shall be construed in accordance with the laws of the State of Nevada, and both parties hereby waive any conflict of laws or rules which may otherwise apply.

         15. If any litigation should arise as a result of this Agreement, the prevailing party in any such action shall be entitled to recover its reasonable attorneys' fees and costs from the losing party.

         16. The captions appearing with the commencement of the paragraphs of this Agreement are descriptive and for convenience of reference only, and shall in no way define, limit or describe the scope or intent of the provisions of this Agreement.

         17. This Agreement shall inure to the benefit of and be binding upon the parties, their legal representatives, successors, and permitted assigns.

         18. Each party agrees to indemnify, reimburse and hold harmless the other party, as well as said other parties' affiliates, agents, employees, officers and directors from and against all actions, claims, losses, damages and expenses (including reasonable attorneys' fees) of whatever kind, which are imposed or incurred based in whole or in part upon its own acts, warranties, covenants, representations, or omissions, or the acts, warranties, covenants, representations, or omissions of its employees, servants, or agents.

         19. The parties agree that any information given by one party to another, whether oral or written, at any time prior to the execution of this Agreement, which is indicated as confidential, or could be presumed from the surrounding circumstances to be confidential, shall be kept confidential by that other party and shall not be used or disclosed, directly or indirectly, to third parties for any purpose whatsoever.

         20. Shuffle Master, AGC and Yoseloff agree that they have each materially and fully participated in he negotiation and drafting of this Agreement and, if is ever should be the subject of interpretation by a court, it shall not be construed or interpreted against either party.

VISUAL COMMUNICATIONS CONSULTANTS, INC.
dba ADVANCED GAMING CONCEPTS, INC.

By: ____________________________________

Its: ___________________________________



MARK YOSELOFF


________________________________________
Name, as Individual



SHUFFLE MASTER, INC.


________________________________________
Name


________________________________________
Title

                                    EXHIBIT A


          [TEXT DELETED; CONFIDENTIAL TREATMENT REQUEST HAS BEEN MADE]

                                    EXHIBIT B


               All intellectual property of AGC in whatever form.

                                    EXHIBIT C

                               EMPLOYMENT CONTRACT


[EXHIBIT C IS OMITTED AS THE EMPLOYMENT CONTRACT IN THE FORM OF EXHIBIT C IS, ITSELF, FILED AS AN EXHIBIT TO THIS FORM 10Q.]